Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Midway Gold Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), Kenneth A. Brunk, Chairman, Chief Executive Officer, President and Director of the Company, and John A. Labate, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2013	/s/ Kenneth A. Brunk Kenneth A. Brunk Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

Date: August 5, 2013	/s/ John A. Labate John A. Labate Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.